UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )

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SONIC SOLUTIONS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SONIC SOLUTIONS

101 Rowland Way, Suite 110
Novato, California 94945
(415) 893-8000

NOTICE OF COMBINED 2006 AND 2007 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 12, 2008

To the Shareholders of Sonic Solutions:

NOTICE IS HEREBY GIVEN that the Combined 2006 and 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of Sonic Solutions, a California corporation (“Sonic” or the “Company”), will be held on Thursday, June 12, 2008 at 11:00 a.m., Pacific time, at Sonic’s principal executive offices located at 101 Rowland Way, Suite 110, Novato, California 94945 for the following purposes:

1.	To elect five directors to serve for the ensuing year or until their successors are elected and qualified; and
2.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on May 14, 2008 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the Annual Meeting, we urge you, whether or not you plan to attend the Annual Meeting, to complete, sign, date and mail promptly the enclosed proxy which is being solicited on behalf of the Board of Directors of the Company so that your shares will be represented at the Annual Meeting. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card.

By Order Of The Board Of Directors

Mary C. Sauer
Secretary

Novato, California
May 19, 2008

IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. THANK YOU FOR ACTING PROMPTLY.

SONIC SOLUTIONS

101 ROWLAND WAY, SUITE 110
NOVATO, CALIFORNIA 94945
(415) 893-8000

PROXY STATEMENT FOR
COMBINED 2006 AND 2007 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 12, 2008

INFORMATION CONCERNING THE ANNUAL MEETING

When and where will the meeting be held?

The Combined 2006 and 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of Sonic Solutions, a California corporation (“Sonic” or the “Company”), will be held Thursday, June 12, 2008 at 11:00 a.m., Pacific time, or at any adjournments or postponements thereof. The Annual Meeting will be held at Sonic’s principal executive offices located at 101 Rowland Way, Suite 110, Novato, California 94945. The telephone number at that address is (415) 893-8000.

Why is this a Combined 2006 and 2007 Annual Meeting of Shareholders?

The Company postponed its 2006 and 2007 annual meetings of shareholders due to the Company’s (i) restatement of its consolidated balance sheet at March 31, 2006, its consolidated statements of operations, cash flows, and shareholders’ equity for its 2005 and 2006 fiscal years, its quarterly financial data as of and for the first two quarters in its 2007 fiscal year, and (ii) delayed filing with the Securities and Exchange Commission (the “SEC”) of its Annual Report on Form 10-K for the year ended March 31, 2007. The Company filed its Annual Report on Form 10-K for the year ended March 31, 2007 on February 26, 2008. Accordingly, the Company has combined its annual shareholder meetings for 2006 and 2007 into the Annual Meeting.

When will the proxy solicitation materials first be sent to shareholders?

This Proxy Statement and the proxy card (the “Proxy Materials”), as well as the Company’s Annual Report on Form 10-K are first being sent to shareholders entitled to vote at the Annual Meeting on or about May 20, 2008.

What are the purposes of the Annual Meeting?

The purposes of the Annual Meeting are to

•	consider and vote upon the election of five directors to serve for the ensuing year or until their successors are elected and qualified; and
•	transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors (the “Board”) recommends a vote FOR each of the nominees to the Board for the ensuing year.

What if other business is properly brought before the Annual Meeting?

The Board is not aware of any other matters to be presented for shareholder action at the Annual Meeting. However, if other matters are properly brought before the Annual Meeting, the persons named as proxy holders, David C. Habiger and Paul F. Norris, will have the discretion to vote your shares.

Who is entitled to vote?

Only shareholders of record at the close of business on May 14, 2008 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting.

How many votes do I have?

You will be entitled to one vote for each outstanding share of Sonic common stock you owned as of the Record Date on each matter considered at the Annual Meeting. The shares on your proxy card, included in your Proxy Materials, represent the shares you own and are eligible to vote. As of the Record Date, there were 26,383,277 shares of the Company’s common stock outstanding and eligible to vote.

How do I cumulate my votes for the election of directors?

Every shareholder voting for the election of directors may exercise cumulative voting rights and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute such shareholder’s votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than five candidates. However, no shareholder shall be entitled to cumulate votes unless a shareholder gives notice at the Annual Meeting prior to the voting of the intention to cumulate votes, and no votes may be cast in favor of a candidate unless the candidate’s name has been placed in nomination prior to the voting.

May I cumulate my votes with respect to any other matters?

On all matters other than the election of directors, each share is entitled to one vote on each proposal or item that comes before the Annual Meeting.

How many votes must be present to hold the Annual Meeting?

The presence at the meeting, in person or by proxy, of the holders of at least a majority of the shares of the common stock outstanding on the Record Date will constitute a quorum, permitting the conduct of business at the meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How many votes are required for the election of directors?

Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of vote.

All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If no specification is made on the proxy as to either of the proposals, the common stock represented by the proxy will be voted as to the proposal for which no specification is given as follows: FOR the election of the director nominees named in this proxy statement.

How many votes are required for other matters that may properly come before the Annual Meeting?

The affirmative vote of the holders of shares having a majority of the voting power of the shares represented and entitled to vote is required for all other business that may properly come before the Annual Meeting.

Who are the proxy holders?

The proxy holders are David C. Habiger and Paul F. Norris, who were selected by the Board of the Company, and currently serve as executive officers of the Company.

How are the votes counted?

The votes are counted as received by an automated system administered by our transfer agent, BNY Mellon Shareholder Services (“Mellon”). Broker non-votes, and shares as to which proxy authority has been withheld with respect to any matter, are generally not deemed to be entitled to vote for purposes of determining whether shareholders’ approval of that matter has been obtained. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner.

How do I vote?

You may vote using any of the following methods:

•	Proxy card. Be sure to complete, sign and date the card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed proxy card without indicating your voting preferences, the persons named in the proxy card will vote FOR the election of directors.
•	In person at the Annual Meeting. All shareholders may vote in person at the Annual Meeting. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspector of election with your ballot when you vote at the meeting.

May I change my vote after I return my proxy card?

Yes, if you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	Submitting a new, duly executed proxy card or paper ballot bearing a later date;
•	Sending written notice to the Company’s Corporate Secretary; or
•	Attending the Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Mellon, you are considered a shareholder of record with respect to those shares. We sent the Proxy Materials directly to you. You have the right to vote those shares directly.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. In this case, the Proxy Materials have been forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shaes by using the voting instruction card included in the mailing. If your shares are held in a stock brokerage account or by a bank or other nominee and would like to attend the annual meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of our common stock as of the close of business on the record date and you must contact the shareholder of record with respect to those shares and obtain a proxy card from that broker, bank or nominee and bring it to the Annual Meeting.

Who will serve as inspector of election?

A representative of Mellon, our transfer agent, will act as inspector of election to tabulate votes cast in person at the Annual Meeting.

How can I obtain an Annual Report on Form 10-K?

The Annual Report was included with the Proxy Materials mailed to all shareholders from whom proxies are being solicited in connection with our Annual Meeting. The Annual Report is also available on the Company’s internet web site at www.sonic.com.

Who is soliciting my vote?

Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Sonic.

Who pays for the solicitation of my vote?

Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, proxy cards and any other information furnished to the shareholders, will be borne by Sonic. Sonic will, upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of common stock.

How will my vote be solicited?

Solicitation of proxies may be made by directors, officers and other employees of Sonic by personal interview or telephone. No additional compensation will be paid for any such services.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

Sonic’s Bylaws provide for a Board consisting of not less than five nor more than seven directors. The number of directors is presently fixed at five. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees for re-election named below, all of whom are presently directors of Sonic. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees for whom such votes will be cumulated will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his or her successor has been elected and qualified.

The name of and certain other information regarding each nominee for re-election is set forth in the table below.

Name of Nominee	Age	Position	Director Since
Robert J. Doris	55	Chairman of the Board of Directors	1986
Mary C. Sauer	55	Director & Secretary	1986
Robert M. Greber	70	Director	1993
Peter J. Marguglio	61	Director	1986
R. Warren Langley	65	Director	2001

Mr. Doris is married to Ms. Sauer. There are no other family relationships between any director or executive officer of Sonic.

Robert J. Doris.  Mr. Doris co-founded Sonic in 1986 and has served as Chairman of the Board since 1986, as Chief Executive Officer from 1986 to September 2005, and as President from 1986 to April 2005. In September 2005 Mr. Doris became the non-executive Chairman of the Board, and all services performed by Mr. Doris since that time have been in his capacity as a Board member. Prior to 1986, Mr. Doris held the positions of President of The Droid Works, a subsidiary of Lucasfilm Ltd., Vice President of Lucasfilm, and General Manager of the Lucasfilm Computer Division. Mr. Doris received B.A., J.D. and M.B.A. degrees from Harvard University.

Mary C. Sauer.  Ms. Sauer co-founded Sonic in 1986 and served as a vice president from 1986 to September 26, 2005, including as Senior Vice President of Marketing and Sales from February 1993 to September, 2005, and has served as a director from 1986 until the present. Since September 2005, all services performed by Ms. Sauer have been in her capacity as a Board member. Prior to 1986, Ms. Sauer was Vice President of Marketing for The Droid Works, and prior to joining The Droid Works, Ms. Sauer was Director of Marketing for the Lucasfilm Computer Division. Ms. Sauer received a B.F.A. from Washington University in St. Louis and an M.B.A. in Finance and Marketing from the Wharton School of the University of Pennsylvania.

Robert M. Greber.  Mr. Greber has served as a director of Sonic since August 1993. Mr. Greber served as President and Chief Operating Officer of The Pacific Stock Exchange from 1990 to 1995. From 1996, until his retirement in 1999, Mr. Greber was Chairman and Chief Executive Officer of The Pacific Stock Exchange. From 1985 to 1987, Mr. Greber was President and Chief Executive Officer of Diagnostic Networks, Inc., a network of Magnetic Resonance Imaging Centers which was merged into NMR America in 1987. From 1982 to 1985, Mr. Greber was President and Chief Executive Officer of Lucasfilm Ltd. Before joining Lucasfilm, Mr. Greber was associated with the firm of Merrill Lynch where he was Vice President and Manager of the Los Angeles Institutional Office. Mr. Greber holds a B.S. in Finance from Temple University.

Peter J. Marguglio.  Mr. Marguglio has served as a director of Sonic since 1986. Mr. Marguglio has worked at Eatec Corporation, a software company, where he was President and a director, since 1990 and until February 19, 2008, when Eatec was sold to Agilysis, Inc. Prior to joining Eatec, Mr. Marguglio was President of Resource Marketing, Inc., an equipment leasing firm he founded in 1981. Mr. Marguglio holds a Mechanical Engineering degree from the University of Washington and an M.B.A. degree from Stanford University.

R. Warren Langley.  Mr. Langley has served as a director of Sonic since 2001. Mr. Langley has been a consultant and the Managing Principal of the GuruWizard Fund, LLC, a venture capital firm that emphasizes social investing, since 2000. Mr. Langley also has been on the Board of Advisors of Sun Trading LLC, a privately held partnership, since October 2007. From 1996 until 1999, Mr. Langley served as President and Chief Operating Officer of The Pacific Stock Exchange. From 1987 to 1998, he was a Principal and Chief Operating Officer of Hull Trading, a proprietary derivatives trading firm. Mr. Langley has also worked as Director of Operations Research and Industrial Engineering at United Airlines and in several capacities in thesoftware, energy, and defense consulting industries after serving in the United States Air Force for fifteen years. Mr. Langley holds a B.S. degree in Engineering Science from the United States Air Force Academy, an S.M. degree in Astronautical Engineering from Massachusetts Institute of Technology, and a Ph.D. in Operations Research from Georgia Institute of Technology.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR DIRECTOR. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFICY A DIFFERENT CHOICE.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of May 14, 2008:

Name	Age	Position
David C. Habiger	38	Chief Executive Officer and President
A. Clay Leighton	51	Chief Operating Officer
Mark Ely	38	Executive Vice President of Strategy
Paul F. Norris	46	Executive Vice President, Interim Chief Financial Officer and General Counsel

David C. Habiger.  Mr. Habiger joined Sonic in 1993 as a regional sales manager. From 1993 until 2000 Mr. Habiger served in a number of sales and marketing management roles at Sonic of increasing responsibility and importance. From 2000 until 2002, Mr. Habiger was Worldwide Vice President of Sales for Sonic. Mr. Habiger was Senior Vice President and General Manager from 2002 to 2003 and then General Manager from 2003 to April 2005 of the Roxio Division, where he played a key role in the development of Sonic’s OEM and retail markets for consumer software. In April 2005 Mr. Habiger was appointed President and COO. In September 2005, Mr. Habiger was appointed President and CEO. Mr. Habiger received a B.B.A. from St. Norbert College and an M.B.A. from the University of Chicago. Since September 2007 Mr. Habiger has served as a director for Akimbo, Inc.

A. Clay Leighton.  Mr. Leighton joined Sonic in 1993 as Vice President of Finance. In 1999, Mr. Leighton was named Senior Vice President of Worldwide Operations and Finance and Chief Financial Officer. In September 2005, Mr. Leighton was named Executive Vice President and Chief Financial Officer. In February 2008, Mr. Leighton was named Chief Operating Officer. Prior to joining Sonic, from 1990 to 1992, he was Vice President, Finance and Chief Financial Officer for RESNA Industries Inc., an environmental services firm. From 1988 to 1989 he was Vice President, Finance and Chief Financial Officer for Command Data Systems, a software company specializing in software for the public safety market. Previously, Mr. Leighton worked as strategy consultant for the Boston Consulting Group. Mr. Leighton received a B.A. from Wesleyan University and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College.

Mark Ely.  Mr. Ely joined Sonic in 1992 as a Customer Service Representative. Over the years, Mr. Ely was promoted to Product Marketing Manager, Director of Marketing, General Manager Desktop Products and, in 2004, Senior Vice President of Strategic Planning. In September 2005, Mr. Ely was named Executive Vice President of Strategy. Mr. Ely received a B.A. from Middlebury College and an M.B.A. from the UCLA Anderson School of Management.

Paul F. Norris.  Mr. Norris joined Sonic in 2005 as Senior Vice President and General Counsel. In February 2008, Mr. Norris became Sonic’s Executive Vice President, Interim Chief Financial Officer and General Counsel. Prior to joining Sonic, from 2000 to 2005, Mr. Norris was a partner at Steiner Norris PLLC, a law firm he co-founded in Seattle, Washington. Mr. Norris received a B.A. from Yale University and a J.D. from Harvard Law School.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Meetings and Committees

The Board held a total of seven meetings during the fiscal year ended March 31, 2007. No director participated in fewer than 75% of the total number of meetings of the Board and all meetings of committees of the Board, if any, upon which such director served. The members of the Audit Committee meet separately on a regular basis without any non-independent members of the Board or members of management present. The chairman of the Audit Committee acts as the chairman of such meeting of the independent directors.

The Board has a standing Audit Committee, Compensation Committee and Nomination Committee. Each of these committees operates under separate written charters that were adopted by our Board.

The current committee arrangement, whereby all independent directors serve on the Audit Committee, Compensation Committee and Nominating Committees, derives from the fact that the size of the Board is relatively small, all independent directors have significant experience in operating companies of approximately our size, all independent directors are financially sophisticated, and all independent directors have evidenced willingness to devote time and attention to Board and Board committee activities. In the future, depending on possible changes in the size and composition of the Board, the Board may vary its current practices relative to Board committees. For example, the Board may in the future not designate all of the independent directors to serve on the Audit Committee, and it may specifically appoint certain directors to serve on the Compensation and Nominating Committees rather than have all the same individuals serve on the Audit, Compensation and Nominating Committees.

The composition and authority of each committee are summarized below.

Audit Committee.  Messrs. Marguglio, Greber and Langley serve on the Audit Committee, with Mr. Greber serving as chairman. After considering transactions and relationships between each member of the Audit Committee or his immediate family and Sonic and its subsidiaries, and reviewing the qualifications of the members of the Audit Committee, the Board determined that all current members of the Audit Committee are (1) “Independent” as that term is defined in Section 10A of the Securities Exchange Act of the 1934, as amended (the “Exchange Act”); (2) “Independent” as that term is defined in Rule 4200 of Nasdaq’s Marketplace Rules; and (3) financially literate. Our Board also determined that Mr. Greber qualifies as an “Audit Committee Financial Expert,” as defined by the applicable rules of the Exchange Act, pursuant to, among other things, his association with The Pacific Stock Exchange in various capacities, including Chairman, Chief Executive Officer and Chief Operating Officer, and his position as Chief Executive Officer of Diagnostic Network, Inc. In these capacities Mr. Greber acquired the relevant experience and expertise and has the attributes set forth in the applicable rules as being required for an Audit Committee Financial Expert.

The Audit Committee, pursuant to its charter, is directly responsible for the appointment, compensation, retention and oversight of our independent auditors. In addition, the Audit Committee is responsible for approving the audit and non-audit services performed by the independent auditors, consulting with the independent auditors about the scope of the audit and reviewing with them the results of their examination and reviewing our financial control procedures and personnel. The Audit Committee also has established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. The Audit Committee held six meetings during the fiscal year ended March 31, 2007. The Audit Committee operates under a written charter adopted by the Board, a copy of which is attached as Appendix A.

Compensation Committee.  In September 2005, our Board appointed a Compensation Committee and adopted the Charter of the Compensation Committee of Sonic Solutions. The Compensation Committee is comprised entirely of independent directors, namely, Messrs. Marguglio, Greber and Langley, with Mr. Greber serving as chairman. Pursuant to its charter, the Compensation Committee’s functions include assisting the Board in determining the compensation for our executive officers, including our Chief Executive Officer; administering certain aspects of our stock option plans; and assisting the Board in other matters as appropriate. In fiscal 2007, as contemplated by and provided for in the Compensation Committee Charter,

Compensation Committee matters were addressed within the context of Audit Committee meetings. The Compensation Committee operates under a written charter adopted by the Board, a copy of which is attached as Appendix B.

Nominating Committee.  In September 2005, our Board also appointed a Nominating Committee and adopted the Charter of the Nominating Committee of Sonic Solutions. The Nominating Committee is comprised entirely of independent directors, namely, Messrs. Marguglio, Greber and Langley, with Mr. Greber serving as chairman. Pursuant to its charter, the Nominating Committee’s functions include assisting the Board in monitoring the size and composition of the Board; considering and making recommendations to the Board with respect to the nominations or elections of directors; and assisting the Board in other duties as the Board shall from time to time prescribe. In fiscal 2007, as contemplated by and provided for in the Nominating Committee Charter, Nominating Committee matters were addressed within the context of Audit Committee meetings. The Nominating Committee operates under a written charter adopted by the Board, a copy of which is attached as Appendix C.

Compensation Committee Interlocks and Insider Participation

During 2007, Messrs. Marguglio, Greber and Langley served as members of the Compensation Committee. During 2007, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as a director of the Company.

Director Independence

Our Board has determined that three directors of the Board, Messrs. Greber, Langley and Marguglio, are “Independent” as that term is defined in Rule 4200 of Nasdaq’s Marketplace Rules. In making this determination, the Board considered transactions and relationships between each director or his or her immediate family and Sonic and its subsidiaries. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, the Board affirmatively determined, based on its understanding of such transactions and relationships, that all of the non-employee directors are independent and, therefore, a majority of the members of the Board are independent pursuant to applicable Nasdaq rules.

Communications with the Board

The Company’s Board believes that full and open communication between shareholders and members of the Board is in the Company’s best interests and the best interests of its shareholders. Shareholders may contact any director or committee of the Board by writing to the Company’ Secretary, c/o Sonic Solutions, 101 Rowland Way, Suite 110, Novato, CA 94945, or via fax to (415) 893-8008. The Company’s Secretary will determine the extent to which such shareholder communications should be disseminated to members of the Board and what response, if any, should be made to such communications. Generally, communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that are considered to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances or matters as to which the Company has already received substantially similar communications. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters may be referred directly to the audit committee by writing to the Chairman of the Audit Committee, c/o Sonic Solutions, 101 Rowland Way, Suite 110, Novato, CA 94945.

Policies Governing Director Nominations and Other Shareholder Proposals

Director Qualifications and Process for Identifying and Evaluating Director Nominees

The Company’s Board has not established any special qualifications or minimum criteria for a director nominee, or any specific required qualities or skills. In considering a candidate, the Board will consider the entirety of such candidate’s credentials and other qualifications necessary to meet any requirements under the rules and regulations applicable to the Company. The Board will consider a potential candidate’s experience, areas of expertise and other factors relative to the overall composition of the Board. No consultants or search firms were used for the slate of director nominees at the Annual Meeting since all directors nominated are for re-election, and, accordingly, no fees have been paid to consultants or search firms in the past fiscal year.

Procedures for Recommendation of Nominees by Shareholders

The Company currently expects to hold its annual meeting for 2008 in the fourth quarter of calendar year 2008. With respect to recommendations of director nominee(s) for the 2008 annual meeting, a shareholder must submit the following relevant information in writing to the attention of the Company’s Secretary at the Company’s principal executive offices no later than a reasonable period of time prior to the production and mailing of the 2008 proxy materials: (1) the name, age, business and residence address of the prospective candidate; (2) a brief biographical description of the prospective candidate, including employment history for the past five years, and a statement of the qualifications of the prospective candidate; (3) the number of shares of the Company’s common stock, if any, which are beneficially owned by the prospective candidate; (4) a description of all arrangements or understandings between the shareholder and the prospective candidate pursuant to which the nomination is to be made by the shareholder if the shareholder and the prospective candidate are different individuals; (5) the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement; and (6) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act. Once the Board receives the shareholder recommendation, it may deliver to the prospective candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the Board in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company’s proxy statement or other regulatory filings, if nominated.

The Board will not evaluate candidates based on who has made the proposal. The Board will consider candidates from any reasonable source, including shareholder recommendations.

For this meeting, the Company did not receive a director nominee recommendation from any shareholder (or group of shareholders).

Procedure for Submission of Shareholder Proposals

The Board will consider shareholder proposals properly submitted to the Company, including recommendations of qualified director nominee(s), in accordance with the procedures set forth below. In order to have a proposal considered for the 2008 annual meeting, a shareholder must submit its proposal and other relevant information in writing to the attention of the Company’s Secretary at our principal executive offices no later than a reasonable period of time prior to the production and mailing of the 2008 proxy materials. The shareholder must submit the following relevant information: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address, as they appear on the Company’s books, of the shareholder proposing such business; (3) the number of shares of the Company’s common stock which are beneficially owned by the shareholder; (4) any material interest of the shareholder in such business; and (5) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act, in the shareholder’s capacity as a proponent of the proposal.

Director Attendance at Annual Meeting of Shareholders

The Board’s policy with regard to director attendance at annual meeting of shareholders is that attendance is not required but members, if practicable and time permits, are encouraged to attend. All of the five directors attended the 2005 Annual Meeting of Shareholders.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics covers all employees, officers and directors, including our principal executive, financial and accounting officers. A copy of our Code of Business Conduct and Ethics can be found on our web site, www.sonic.com. Any amendments to the Code of Business Conduct and Ethics will be posted on our website.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file reports of ownership and reports of changes in ownership of our common stock with the SEC. Executive officers, directors and owners of greater than 10% of our stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of the filings, in respect of the fiscal year ended March 31, 2007, furnished pursuant to Rule 16a-3(e) promulgated under the Exchange Act or advice that no filings were required, we are not aware of any late Section 16(a) filings for such fiscal year.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, that might incorporate future filings, including this proxy statement, with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

The Audit Committee reviewed and discussed with both management of the Company and BDO Seidman, LLP, the Company’s independent registered public accounting firm (BDO), the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007. It has discussed the matters required to be discussed pursuant to Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Charged with Governance) with the representatives of BDO. BDO has provided a written disclosure to the Audit Committee in compliance with Independence Standards Board No. 1 (Independence Discussions with Audit Committees).

Based on the review of the audited consolidated financial statements for the year ended March 31, 2007 and the discussions among the Audit Committee, Sonic’s management and BDO set forth above, the Audit Committee has recommended to the Board that the audited consolidated financial statements for the year ended March 31, 2007 be included in Sonic’s Annual Report to shareholders and in Sonic’s Annual Report on Form 10-K, as filed with the SEC on February 26, 2008.

The Audit Committee acts under an amended and restated written charter adopted and approved by Sonic’s Board on September 23, 2005.

In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of Sonic’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of Sonic’s annual financial statements to generally accepted accounting principles.

Submitted by the Audit Committee:

Robert M. Greber
Peter J. Marguglio
R. Warren Langley

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of May 14, 2008: (i) by each person who is known by us to beneficially own more than 5% of our outstanding shares of our common stock, (ii) by each of our directors, (iii) by each of our Named Executive Officers (as defined under “Executive Compensation — Summary Compensation Table”) and (iv) by all of our directors and executive officers as a group.

Name and Address(1)	Number of Shares Beneficially Owned(2)	Percentage of Shares Beneficially Owned(2)
5% Shareholders:
Royce and Associates(3) 1414 Avenue of the Americas New York, NY 10019	3,251,000	12%
William Blair & Company, L.L.C.(4) 222 W Adams Chicago, IL 60606	3,006,997	11%
Manning & Napier Advisors, Inc.(5) 290 Woodcliff Drive Fairport, NY 14450	1,363,650	5%
Waddell & Reed Advisors Small Cap Fund, Inc.(6) 290 Woodcliff Drive Fairport, NY 14450	2,350,842	9%
Directors and Named Executive Officers:
Robert J. Doris(7)	1,593,063	6%
Mary C. Sauer(8)	730,972	3%
The Doris-Sauer Revocable Trust(9)	103,516	*
Peter Marguglio(10)	336,443	1%
Robert M. Greber(11)	107,500	*
R. Warren Langley(11)	94,000	*
David C. Habiger(11)	400,000	2%
A. Clay Leighton(12)	632,500	2%
Mark Ely(11)	131,879	*
Paul F. Norris(13)	83,750	*
All directors and executive officers as a group (9 persons)	4,213,623	16%

*	Less than 1%.
(1)	Unless otherwise indicated, the address of each person is c/o Sonic Solutions, 101 Rowland Way, Suite 110, Novato, CA 94945.
(2)	This table is based upon information supplied by directors, officers and principal shareholders. Applicable percentage ownership for each shareholder is based on 26,383,277 shares of common stock outstanding as of May 14, 2008, together with applicable options for such shareholders. Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities, subject to community property laws where applicable. Shares of common stock subject to options are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not treated as outstanding for computing the percentage ownership of any other person.
(3)	The information is based solely on Schedule 13G filed with the SEC by Royce and Associates on January 31, 2008.
(4)	The information is based solely on Schedule 13G filed with the SEC by William Blair & Company, L.L.C. on April 10, 2008.

(5)	The information is based solely on Schedule 13G filed with the SEC by Manning & Napier Advisors, Inc., on February 8, 2008.
(6)	The information is based solely on Schedule 13G filed with the SEC by Waddell & Reed Advisors Small Cap Fund, Inc. on February 1, 2008.
(7)	Includes 1,003,519 shares owned by Mr. Doris, and 589,544 shares issuable upon exercise of options which will be exercisable within 60 days of May 14, 2008. Total shares exclude indirect shares owned or issuable upon exercise of options by Ms. Sauer who is married to Mr. Doris, and excludes shares owned by the Doris-Sauer Trust.
(8)	Includes 466,167 shares owned by Ms. Sauer, and 264,805 shares issuable upon exercise of options which will be exercisable within 60 days of May 14, 2008. Total shares exclude indirect shares owned or issuable upon exercise of options by Mr. Doris who is married to Ms. Sauer, and excludes shares owned by the Doris-Sauer Trust.
(9)	Includes shares owned by the Doris-Sauer Revocable Trust u/a/d 5 Nov 2004. Revocable trust established by Robert Doris and Mary Sauer, husband and wife. Each of Mr. Doris and Ms. Sauer are joint trustees of the Trust and each person has the power to vote and dispose of any and all securities held by the Trust.
(10)	Includes 193,443 shares owned by Mr. Marguglio, and 143,000 shares issuable upon exercise of options which will be exercisable within 60 days of May 14, 2008.
(11)	Consists of shares issuable upon exercise of options which will be exercisable within 60 days of May 14, 2008.
(12)	Includes 109,500 shares owned by Mr. Leighton and 523,000 shares issuable upon exercise of options which will be exercisable within 60 days of May 14, 2008.
(13)	Includes 3,500 shares owned by Mr. Norris, 5,250 vested and issuable RSUs within 60 days of May 14, 2008 and 75,000 shares issuable upon exercise of options which will be exercisable within 60 days of May 14, 2008.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of the Company’s Executive Compensation Program

In September 2005, our Board appointed a Compensation Committee and adopted the Charter of the Compensation Committee of Sonic Solutions. The Compensation Committee is responsible for, among other things, (a) assisting the Board in discharging its responsibilities relating to compensation of our directors and executive officers; and (b) producing an annual report on executive officer compensation for inclusion in our proxy statement, in accordance with applicable rules and regulations. In September 2005, the Board approved the base salaries and option grants for Mr. Habiger and Mr. Leighton. In January 2007, the Board approved Executive Employment Agreements for Messrs. Habiger, Leighton and Ely. In February 2008, the Board approved the Executive Employment Agreement for Mr. Norris.

Compensation Objectives and Strategy

Our core compensation philosophy is to pay our executive officers competitive levels of compensation that best reflect their individual responsibilities and contributions to Sonic, while providing incentives to achieve our business and financial objectives. Our principal objectives and strategy concerning our executive compensation program are as follows:

•	To design compensation packages that will attract, retain, and motivate highly qualified key employees who can be instrumental to our long-term success;
•	to pay competitively in relation to similar audio and video software and hardware companies and to provide appropriate reward opportunities for achieving high levels of performance compared to similar organizations in the marketplace;
•	to emphasize individual excellence and encourage all employees, not just our executive officers, to take initiative and lead projects that enhance our overall effectiveness;
•	to emphasize sustained performance by aligning rewards with shareholder interests; and
•	to motivate executives and employees to achieve our annual and long-term business goals and encourage behavior toward the fulfillment of those objectives.

We do not have a formal executive evaluation and compensation program with specified performance objectives, targets or ranges. Our Board has not historically used any formal benchmarking data or surveys to establish compensation levels, instead generally relying on publicly-available information regarding compensation levels of similar audio and video software and hardware companies as well as its own general business knowledge to design compensation packages that it believes are competitive and provide appropriate reward opportunities for achieving high levels of performance, compared to those similar organizations in the marketplace.

In keeping with our compensation objectives and strategy, our Board approved our entry into Executive Employment Agreements with our executive officers in January 2007 and in February 2008 (see “Employment Agreements,” below). Our Board believes that these agreements are beneficial in that they provide a certain level of employment protection to these executives, fostering long term-behavior, emphasizing sustained performance and the achievement of long-term business goals, and assisting us in retaining our most senior personnel, all without requiring us to increase the total compensation amounts now paid to those executives. Each year, the Board, taking into account any input provided by the Compensation Committee, will review and evaluate the compensation paid to our executive officers and determine the base salary, bonus and the equity related grants for each executive officer.

Role of Executive Officers in Compensation Decisions

In the ordinary course, our CEO evaluates the personnel who report directly to him. The Board and/or Compensation Committee may consider these evaluations and any recommendations of our CEO in determining the base salaries, adjustments to base salaries, bonuses and equity based awards for each of our named executive officers, other than the CEO. The Compensation Committee and/or our full Board may exercise its discretion in modifying any recommended adjustments or awards to executives.

Elements of Compensation

Compensation for each executive officer for fiscal year 2007 consisted of a base salary, the opportunity to receive an annual bonus in the form of cash, stock and/or grants of restricted stock units (“RSUs”, options to acquire common stock, and other benefits (e.g., matching contribution made by us under our 401(k) plan). We provide a competitive salary and benefits package that we believe is consistent with market practice for our industry and the size of our company, and allows us to attract and retain executives and employees. We have not established minimum stock ownership guidelines for our executive officers or adopted a policy requiring them to retain their Sonic stock ownership for any period of time. In general, all other employee benefits that our executive officers receive, such as matching contributions under our 401(k) plan, are the same benefits available on a non-discriminatory basis to our other salaried employees.

We choose to build our compensation program for named executive officers around these elements because each individual component is useful in achieving one or more of the objectives of the program and we believe that, together, they have been and will continue to be effective in achieving our overall objectives.

Weighting of Elements

We do not have an express policy or formulaic method for weighting the different elements of compensation or for allocating between long-term and short-term compensation. The use and weight of each compensation element is based on a subjective determination by our Board and/or Compensation Committee of the importance of each element in meeting our overall objectives.

Non-cash compensation includes grants of stock options and/or RSUs. Stock options and RSUs provide long-term incentives to increase shareholder value as well as a retention mechanism for highly-valued named executive officers. The Board’s intention is to grant competitive equity compensation awards.

Base Salary.  We provide our named executive officers and other employees a fixed amount of cash compensation — salary — for the executive’s work. Salaries for named executive officers are established each year by the Board, taking into account any input provided by the Compensation Committee. The Compensation Committee and Board determine the base salaries of our named executive officers annually by subjectively evaluating the responsibilities of their position, the experience and performance of the individual.

The amount of each executive’ salary is determined based on a number of factors including:

•	an assessment of individual contribution as judged by the CEO (other than with respect to his own salary), as well as the Compensation Committee and/or Board;
•	tenure;
•	relationship with the salaries of other executives at comparable companies; and
•	our overall financial results.

For fiscal year 2007, as illustrated in our Summary Compensation Table below, base salaries of our named executive officers represented an average of approximately 68% of total compensation (which included base salary, cash incentive compensation, stock options expense and matching contributions made to the named executive under our 401(k) plan). The Compensation Committee considers that this percentage is relatively high, due to the fact that no RSUs or stock options were granted to our named executive officers during fiscal year 2007 as a consequence of the delay in our annual shareholders meeting (and the immediately ensuing Board meeting at which such equity compensation is typically granted). Accordingly, while we do not target salary at a particular percentage of total compensation, the Compensation Committee anticipates that the percentage may be lower in future periods.

Bonuses.  We provide bonuses to compensate our executive officers for their performance over the past year at the discretion of the Compensation Committee and Board. For fiscal year 2007, we did not establish a pool for bonuses, target bonuses at a particular percentage of base salary or base decisions on other set formula or criteria, but rather based bonus-granting decisions on an individual assessment of the executive’s contribution to our company and achievement of corporate goals as well as our financial performance. Further, the Executive Employment Agreements approved in January 2007 do not include a specific amount or target for a bonus payment. During fiscal year 2007, Mr. Ely received a bonus of $59,861, in part based on recognition of Mr. Ely’ assumption of the role of General Manager of The Roxio Division during the year. No other bonuses were awarded to our executive officers.

Equity-Based Incentives.  The Compensation Committee and Board strongly believe that it is important for key employees who have primary responsibility for the management, growth, and future success of our company to have significant equity ownership interest in Sonic and to have the potential to gain financially from Sonic’s stock price increases. The interests of shareholders, executives and employees should thereby be more closely aligned. The Compensation Committee and Board seek to provide such ownership interest to executives and key employees by grants of RSUs or grants of options to purchase shares of our common stock in the future at a price equal to fair market value at the date of grant. The Board determines the amounts of long-term incentive awards after considering cost and dilution impact, market trends relating to long-term incentive compensation, the individual’ position with us, remaining availability under our stock option plans and other any other factors it deems relevant. We believe the term and vesting schedule of our stock options and RSUs provide additional incentive to management to focus on long-term growth and market performance of our stock.

Under our stock option plans, shares of our common stock may be purchased at the option price set by us. All grants must be exercised according to the provisions of our stock option plans. All outstanding options expire on the earlier of ten years after the date of grant or 90 days after an option holder’s termination of service with us.

Change in Control Provisions.  As further described under “Employment Agreements,” our executive officers are entitled to specified percentages of their annual base salaries then in effect and all of their outstanding unvested stock options, RSUs, or other equity compensation will immediately vest in full, in the event of a change in control (as defined). The change in control provisions in these agreements are designed to offer protection to these employees to recognize their many years of commitment to us and our continuing success.

Other Benefits.  We provide standard employee benefits to all of our employees. Benefits available to executive and non-executive employees include health insurance, vacation, disability insurance, life insurance and participation in our 401(k) plan and employee stock option and RSU programs. We do not offer any supplemental executive health and welfare or retirement programs, or provide any other supplemental benefits or perquisites, to our executives.

Impact of Tax and Accounting on Compensation Decisions

Section 162(m) of the Code limits the deductibility of compensation paid to certain executive officers in excess of $1 million unless the compensation is performance based.

When determining amounts of equity grants to executives and employees under our equity incentive program, the Compensation Committee considers the compensation charges associated with the grants. Beginning on April 1, 2006, we began accounting for share-based compensation in accordance with the requirements of SFAS No. 123R (Share Based Payment). Under SFAS No. 123R, grants of stock options result in compensation expense equal to the fair value of the options, which is calculated using a Black-Scholes option pricing model. The fair value of restricted stock units is equivalent to the market price of our common stock on the grant date. The expense is recognized over the option vesting period.

Chief Executive Officer Compensation

Mr. Habiger’ compensation as CEO for fiscal year 2007 was established by the Board in accordance with the guidelines described in this Annual Report. For fiscal year 2007, Mr. Habiger’ salary was $350,000. Mr. Habiger’ base salary represented approximately 56% of his total compensation, with the balance primarily consisting of $266,000 for option awards granted prior to fiscal year 2007 calculated in accordance with SFAS 123(R).

Compensation Committee Report

The members of the Compensation Committee have reviewed and discussed the Compensation Discussion and Analysis contained herein with our management and, based on the review and discussion, has recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee
Robert M. Greber, Chairman
R. Warren Langley
Peter J. Marguglio

Summary Compensation Table

The following table shows for the fiscal year ended March 31, 2007, compensation awarded to, paid to, or earned by, our “principal executive officer” “principal financial officer” and other executive officer as of March 31, 2007 (collectively, the “Named Executive Officers”):

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
David C. Habiger President and Chief Executive Officer	2007	$350,000	—	$265,913	$11,863	$627,776
A. Clay Leighton(3) Executive Vice President and Chief Financial Officer	2007	$300,000	—	—	$11,800	$311,800
Mark Ely Executive Vice President of Strategy	2007	$249,670	$59,861	$53,183	$11,693	$374,407

(1)	This column represents the compensation expense recognized for financial statement reporting purposes in fiscal year 2007 for stock options granted in fiscal year 2007 and in prior fiscal years, in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Please refer to Note 8, “Shareholders’ Equity,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on February 26, 2008, for the relevant assumptions used to determine the compensation cost of our stock and option awards.
(2)	Consists of matching contributions made by the Company on behalf of the named executive to the Company’s 401(k) plan.
(3)	Mr. Leighton was appointed Chief Operating Officer on February 25, 2008.

During the fiscal year ended March 31, 2007, no grants of plan-based awards to the Named Executive Officers occurred.

Outstanding Equity Awards at Fiscal Year End

The following table shows for the fiscal year ended March 31, 2007, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
David C. Habiger	400,000		$19.99	9/23/2015
A. Clay Leighton	30,000		$2.56	7/22/2007
	30,000		$2.56	3/3/2008
	20,000		$1.12	7/12/2011
	103,000		$1.17	10/25/2011
	100,000		$3.97	3/11/2013
	100,000		$17.49	5/10/2014
	200,000		$19.99	9/23/2015
Mark Ely	11,254	625	$3.97	3/11/2013
	40,000		$17.16	3/24/2014
	40,000		$16.62	7/29/2014
	40,000		$19.76	9/21/2015

(1)	All unexercisable stock options vest one-fourth each year over a four year period commencing on the date of grant.

Options Exercised

The following table shows, for the fiscal year ended March 31, 2007, the number of shares of our common stock acquired by each Named Executive Officer upon exercise of stock options in fiscal year 2007 and the corresponding dollar amounts realized upon exercise.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
David C. Habiger	—	—
A. Clay Leighton	—	—
Mark Ely	28,071	$342,308

(1)	Represents the number of options exercised multiplied by the difference between the market price of our common stock on the exercise date and the exercise price of the options.

Employment Agreements

On January 23, 2007, our Board approved Executive Employment Agreements for David C. Habiger, A. Clay Leighton, and Mark Ely. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year end, are described in detail in the section entitled “Potential Payments upon Termination or Change in Control” below.

The Executive Employment Agreement for Mr. Habiger, our President and Chief Executive Officer (the “Habiger Agreement”), provides for a base salary of $350,000, which is the same as his base salary prior to the effective date of the Habiger Agreement, and the right to participate in any long term or annual incentive plans maintained by us for our executives. The Habiger Agreement provides that (i) if Mr. Habiger’s employment is terminated without Cause or if Mr. Habiger terminates his employment for Good Reason, unless such termination occurs within 180 days of a Change in Control, we will make a lump sum payment to

Mr. Habiger equal to 175% of his annual base salary at the level in effect immediately prior to his termination; and (ii) in the event of a Change in Control, all of Mr. Habiger’s outstanding unvested stock options, RSUs, or other equity compensation will immediately vest in full and we will make a lump sum payment equal to 175% of his annual base salary at the level in effect at the time of the Change in Control.

The Executive Employment Agreement for Mr. Leighton, our Company’s Chief Operating Officer (the “Leighton Agreement”), provides for a base salary of $300,000, which is the same as his base salary prior to the effective date of the Leighton Agreement, and the right to participate in any long term or annual incentive plans maintained by us for our executives. The Leighton Agreement provides that (i) if Mr. Leighton’s employment is terminated without Cause or if Mr. Leighton terminates his employment for Good Reason, unless such termination occurs within 180 days of a Change in Control, we will make a lump sum payment to Mr. Leighton equal to 100% of his annual base salary at the level in effect immediately prior to his termination; and (ii) in the event of a Change in Control, all of Mr. Leighton’s outstanding unvested stock options, RSUs, or other equity compensation will immediately vest in full and we will make a lump sum payment equal to 100% of his annual base salary at the level in effect at the time of the Change in Control.

The Executive Employment Agreement for Mr. Ely, our Executive Vice President of Strategy (the “Ely Agreement”), provides for a base salary of $300,000 and the right to participate in any long term or annual incentive plans maintained by us for our executives. The Ely Agreement provides that (i) if Mr. Ely’s employment is terminated without Cause or if Mr. Ely terminates his employment for Good Reason, unless such termination occurs within 180 days of a Change in Control, we will make a lump sum payment to Mr. Ely equal to 100% of his annual base salary at the level in effect immediately prior to his termination; and (ii) in the event of a Change in Control, all of Mr. Ely’s outstanding unvested stock options, RSUs, or other equity compensation will immediately vest in full and we will make a lump sum payment equal to 100% of his annual base salary at the level in effect at the time of the Change in Control.

Effective February 26, 2008, Mr. Norris assumed the position of Executive Vice President, Interim Chief Financial Officer and General Counsel. In connection with his new position, Mr. Norris received a bonus of $50,000 and entered into an Amended and Restated Executive Employment Agreement (the “Norris Agreement”) with Sonic. The Norris Agreement provides for a base salary of $300,000, which represents an increase from Mr. Norris’ prior base salary of $255,000, and the right to participate in any long term or annual incentive plans maintained by Sonic for its executives. The Norris Agreement provides that (a) if Mr. Norris’s employment is terminated without Cause or if Mr. Norris terminates his employment for Good Reason, unless such termination occurs within 180 days of a Change in Control, Sonic will make a lump sum payment to Mr. Norris equal to 100% of his annual base salary at the level in effect immediately prior to his termination; and (b) in the event of a Change in Control, all of Mr. Norris’s outstanding unvested stock options, restricted stock units and other equity compensation will immediately vest in full and Sonic will make a lump sum payment to Mr. Norris equal to 100% of his annual base salary at the level in effect at the time of the Change in Control.

Each of the Executive Employment Agreements contains the following terms:

For purposes hereof, “Cause” shall mean (i) Executive’s conviction of any felony under federal or state law, or any fraud, misappropriation or embezzlement, or (ii) Executive’s breach of a fiduciary duty owed to Company or commission of a material violation of Section 4 (relating to confidential information).

Executive may voluntarily terminate his employment with Company for Good Reason within 30 days of the occurrence of: (a) a material adverse change in Executive’s position causing it to be of materially less stature or responsibility without Executive’s written consent, and such a materially adverse change shall in all events be deemed to occur if Executive no longer serves as his position, unless Executive consents in writing to such change; (b) a reduction, without Executive’s written consent, in his level of compensation (including base salary and fringe benefits); (c) a relocation of his principal place of employment by more than 50 miles, or (d) failure to cure a material breach by Company (or its successor) of this Agreement within thirty (30) days after written notice from Executive to the Company identifying such breach.

For purposes of this Agreement, “Change in Control” shall have the same meaning as “Corporate Transaction,” as such term is defined in the Company’ 2004 Equity Compensation Plan.

Potential Payments upon Termination or Change in Control

The following table summarizes our estimated cost of severance payments had the executive’s employment terminated without cause or if he had terminated his employment for good reason as of March 31, 2007:

Name	Cash Payment ($)
David C. Habiger	$612,500
A. Clay Leighton	$300,000
Mark Ely	$300,000

The following table summarizes our estimated cost of severance payments had a Change of Control occurred on March 31, 2007:

Name	Cash Payment ($)	Other Benefits($)(1)
David C. Habiger	$612,500	—
A. Clay Leighton	$300,000	—
Mark Ely	$300,000	$6,331

(1)	Represents the value of all unvested stock options held as of March 31, 2007 that would accelerate calculated by multiplying the number of unvested shares by the closing price of our common stock on March 30, 2007 (the last trading day of fiscal year 2007) less the exercise price of such stock options.

DIRECTOR COMPENSATION

On January 23, 2007, our Board approved the Board of Directors Compensation Policy (the “Policy”). Pursuant to the Policy, the Board shall review the annual compensation targets, including cash compensation target percentage, at each annual meeting of the Board for the “independent” Board members (each, an “Outside Director”) and each Outside Director who serves as chairman of either the Board or a standing committee of the Board (each, a “Chairman”). The Policy provides for an initial annual compensation target of $100,000 for an Outside Director and for each Chairman an initial annual compensation target equal to 120% of the annual compensation target for an Outside Director. The Policy sets the initial cash compensation target percentage at 30% of annual compensation target and the initial equity compensation target percentage at 70%, for both Outside Directors and Chairmen.

In the event the annual meeting of the Board is scheduled later than October 1 in any year, then, in light of the inability to calculate the next year’ annual equity compensation target percentage as contemplated under the Policy until such meeting is held, the Policy provides that effective on October 1 of that year the equity compensation target percentage for both Outside Directors and Chairmen shall be shall be reduced to 0% and the cash compensation target percentage for both Outside Directors and Chairmen shall be increased to 100%, each until the occurrence of such annual meeting.

The following table sets forth information for the fiscal year ended March 31, 2007 regarding compensation of our non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Robert J. Doris(2)	$158,250	—	$158,250
Mary C. Sauer(2)	$131,705	—	$131,705
Robert M. Greber	$78,750	$19,650	$98,400
Peter J. Marguglio	$65,000	$15,720	$80,720
R. Warren Langley	$65,000	$15,720	$80,720

(1)	This column represents the compensation expense recognized for financial statement reporting purposes in fiscal year 2007 for stock options granted in fiscal 2007 and in prior fiscal years, in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Please refer to Note 8, “Shareholders’ Equity,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on February 26, 2008, for the relevant assumptions used to determine the compensation cost of our stock and option awards.
(2)	In lieu of the outside Directors Compensation Policy, Mr. Doris and Ms. Sauer received the above amounts in consideration of their providing advisory services to the Company’ executives.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have agreed to indemnify each of our directors and executive officers to the fullest extent permitted by California law.

All transactions between us and our officers, directors, principal shareholders and affiliates have been and will be approved by a majority of our Board, including a majority of the disinterested, non-employee directors, and have been or will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO Seidman, LLP, performed services for us in fiscal years 2007 and 2006 related to financial statement audit work, quarterly reviews, tax services, special projects and other ongoing consulting projects. Fees paid or payable to BDO Seidman in fiscal years 2006 and 2007 were as follows (in thousands):

	Year Ended March 31,
	2006	2007
Audit(1)	$1,426	$1,524
Audit Related Fees(2)	—	102
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,426	$1,626

(1)	Audit fees are fees related to professional services rendered by BDO Seidman, LLP, in connection with the audit of our financial statements and our internal controls over financial reporting, the reviews of our interim financial statements included in each of our quarterly reports on Form 10-Q, the re-audit of our 2005 financial statements, and review of other SEC filings.
(2)	Audit-related fees are for assurance and related services by BDO Seidman, LLP, that are reasonably related to the performance of the audit or review of our financial statements.

The Company has invited Representatives of BDO Seidman, LLP to be present at the Annual Meeting to make a statement if they so desire and are also expected to be available to respond to appropriate questions that may be raised.

Pre-Approval Policy

Under the Sarbanes-Oxley Act, all audit and non-audit services performed by BDO Seidman, LLP, must be approved in advance by our Audit Committee to assure that such services do not impair the auditors’ independence from us. In accordance with its pre-approval policies and procedures, our Audit Committee pre-approved all audit and non-audit services prior to them being performed by BDO Seidman, LLP, during the fiscal years ended March 31, 2006 and 2007.

SHAREHOLDER PROPOSALS FOR THE 2008 MEETING

Any shareholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for its 2008 annual meeting must be received by the Company’s Secretary at its principal executive offices no later than a reasonable period of time prior to the production and mailing of the 2008 proxy materials in order to be considered for inclusion in its proxy statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. The Company will announce the record date, expected mailing date and meeting date for its 2008 annual meeting of shareholders once they are determined by the Board.

Shareholder proposals to be presented at the Company’s 2008 annual meeting, other than shareholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for its 2008 annual meeting, must be submitted with other relevant information in writing to the attention of the Company’s Secretary at our principal executive offices no later than a reasonable period of time prior to the production and mailing of the 2008 proxy materials. The shareholder must submit the following relevant information: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address, as they appear on the Company’s books, of the shareholder proposing such business; (3) the number of shares of the Company’s common stock which are beneficially owned by the shareholder; (4) any material interest of the shareholder in such business; and (5) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act, in the shareholder’s capacity as a proponent of the proposal.

OTHER MATTERS

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

THE BOARD OF DIRECTORS

Dated: May 19, 2008

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE OF SONIC SOLUTIONS

Authority and Purpose

The Audit Committee (the “Committee”) of Sonic Solutions (the “Company”) is appointed by the Company’s Board of Directors (the “Board”) to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. In addition, the Committee shall review the policies and procedures adopted by the Company to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and applicable rules and regulations of the Securities and Exchange Commission (the “Commission”) and the National Association of Securities Dealers (the “NASD”) applicable to Nasdaq listed issuers. The Committee shall discharge its responsibilities and shall access the information provided by the Company’s management and the independent auditors, in accordance with its business judgment. In exercising its business judgment, the Committee shall be entitled to rely on the information and advice provided by the Company’s management and/or its independent auditors.

The Committee shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe. All powers of the Committee are subject to the restrictions designated in the Company’s Bylaws and applicable laws, rules and regulations.

Committee Structure and Membership

The Committee shall be comprised of three directors of the Board. The Committee members shall be designated by the Board, in compliance with the Bylaws of the Company, and shall serve at the discretion of the Board.

Each member of the Committee shall be an independent director (as defined by all applicable rules and regulations). For purposes hereof, an “independent director” shall be one:

who accepts no consulting, advisory or other compensatory fee from the Company other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board or is not otherwise an affiliated person of the Company; and

who is free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director.

In addition, each member of the Committee shall meet the requirements of Section 162(m) of the Internal Revenue Code for “outside director.”

At least one member of the Committee shall be an “audit committee financial expert,” as defined by Section 407 of the Sarbanes-Oxley Act of 2002, having an understanding of generally accepted accounting principles and financial statements, experience in the preparation or auditing of financial statements of companies generally comparable to the Company, experience in the application of generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves, experience with internal accounting controls and an understanding of audit committee functions.

Each member of the Committee shall be able to read and understand fundamental financial statements in accordance with the rules of the NASD applicable to Nasdaq listed issuers. At least one member shall have past employment experience in finance or accounting, a professional certification in accounting or other comparable experience or background that results in the individual’s possessing the requisite financial sophistication, such as a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

The Committee shall meet as frequently as circumstances dictate. Unless a Chairman of the Committee is elected by the Board, the Committee shall elect a Chairman by majority vote.

Powers

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities and shall be provided with appropriate funding to carry out such investigations. The Committee shall be empowered to engage independent counsel, and other advisers, as it determines necessary to carry out its duties, and shall be provided with appropriate funding to engage such independent counsel and other advisers. The Committee shall have appropriate funding to cover ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Responsibilities

The Committee’s policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and the Company’s stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In meeting its responsibilities, the Committee is expected to:

Review and reassess the adequacy of this Charter no less frequently than annually.

With respect to the Company’s independent auditors:

The Committee is responsible for the appointment, compensation and oversight of the work of the Company’s independent auditors. The Committee shall pre-approve all auditing services (including the provision of comfort letters) and non-audit services provided by the independent auditors to the Company, other than as may be allowed by applicable law. The Committee may delegate to one or more designated Committee members the authority to grant pre-approvals required by the foregoing sentence. The decisions of any Committee member to whom authority is delegated hereunder shall be presented to the Committee at each of its scheduled meetings.

Review the independence of the independent auditors, including a review of management consulting services, and related fees, provided by the independent auditors. The Committee shall require the independent auditors at least annually to provide a formal written statement delineating all relationships between the independent auditors and the Company consistent with the rules of the NASD applicable to Nasdaq listed issuers and request information from the independent auditors and management to determine the presence or absence of a conflict of interest.

Review and concur with management on the scope and responsibilities of an internal audit department, if any, and on the appointment, replacement, reassignment or dismissal of an internal audit department manager or director, as applicable.

Review and discuss with management, before release, the audited financial statements and the Management’s Discussion and Analysis proposed to be included in the Company’s Annual Report in Form 10-K. Make a recommendation to the Board whether or not the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

In connection with its review of the Company’s interim and audited financial statements, if no report is made by the independent auditors and management, the Committee shall inquire of the Company’s management and the independent auditors as to whether there were any significant financial reporting issues and judgments made in connection with the preparation of such financial statements, as well as the potential impact on the Company’s financial statements of any proposed changes in accounting and financial reporting rules.

In consultation with the independent auditors, the internal audit department, if any, and management, consider and review at the completion of the annual examinations and such other times as the Committee may deem appropriate:

The Company’s annual financial statements and related notes.

The independent auditors’ audit of the financial statements and their report thereon.

The independent auditors’ reports regarding critical accounting policies, alternative treatments of financial information and other material written communications between the independent auditors and management, including the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1 (or any amended or successor standard).

Any deficiency in, or suggested improvement to, the procedures or practices employed by the Company as reported by the independent auditors in their annual management letter.

The Committee shall at least annually inform the independent auditors, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Committee or its Chairman about any significant issue or disagreement concerning the Company’s accounting practices or financial statements that is not resolved to their satisfaction.

Periodically, and to the extent appropriate under the circumstances, it may be advisable for the Committee, with the assistance of the independent auditors, the internal audit department, if any, and/or management, to consider and review the following:

Any significant changes required in the independent auditors’ audit plan.

Any difficulties or disputes with management encountered during the course of the audit.

The adequacy of the Company’s system of internal financial controls.

The effect or potential effect of any regulatory regime, accounting initiatives or off-balance sheet structures on the Company’s financial statements.

Any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

Obtain from the independent auditors assurance that they have complied with Section 10A of the Securities Exchange Act of 1934.

Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

The Committee shall direct the independent auditors to use their best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Committee and the Chief Financial Officer any matters identified in connection with the auditors’ review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61 (or any amended or successor statement).

To the extent not otherwise approved by a comparable independent body of the Board, review and approve all related party transactions (consistent with the rules of the NASD applicable to Nasdaq listed issuers).

Prepare all reports required to be included in the Company’s proxy statement or annual report on Form 10-K in accordance with the Commission’s requirements.

APPENDIX B

CHARTER OF THE COMPENSATION COMMITTEE OF SONIC SOLUTIONS

I. Purpose

The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Sonic Solutions (the “Company”) to: (a) assist the Board in discharging its responsibilities relating to compensation of the Company’s directors and executive officers; and (b) to produce an annual report on executive officer compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations. The Committee shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe. All powers of the Committee are subject to the restrictions designated in the Company’s Bylaws and by applicable law.

II. Committee Membership

Committee members shall be elected by the Board at the meeting of the Board of Directors immediately following the annual shareholders meeting and shall serve until their successors shall be duly elected and qualified. Committee members may be removed at any time by vote of the Board. Alternatively, the Board may designate that the Compensation Committee’s responsibilities be discharged by another board committee in which case the provisions of this charter shall apply to that committee when acting as the compensation committee.

The Committee shall consist of no fewer than two members. Each member of the Committee shall meet the independence requirements of the NASDAQ, the definition of a “Non-employee Director” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the requirements of Section 162(m) of the Internal Revenue Code for “outside directors,” and any other regulatory requirements.

III. Structure and Meetings

The Committee shall conduct its business in accordance with this Charter, the Company’s Bylaws and any direction by the Board. The Committee chairperson shall be designated by the Board, or, if it does not do so, the Committee members shall elect a chairperson by a vote of the majority of the full Committee.

The Committee shall meet at least once a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson. If the board has designated another board committee to act as the Committee, then meetings of the other committee shall be considered to be meetings of the Committee as well. Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

The Committee chairperson will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting. The chairperson of the Committee (or other member designated by the chairperson or the Committee in the Chairperson’s absence) shall regularly report to the full Board on its proceedings and any actions that the Committee takes. The Committee will maintain written minutes of its meetings, which minutes will be maintained with the books and records of the Company.

As necessary or desirable, the Chairperson of the Committee may invite any Director, officer or employee of the Company, or other persons whose advice and counsel are sought by the Committee, to be present at meetings of the Committee, consistent with the maintenance of confidentiality of compensation discussions. The CEO should not attend any meeting where the CEO’s performance or compensation is discussed.

Committee Authority and Responsibilities

The Committee shall:

(a)	Annually review and approve the Company’s corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of such goals and objectives, and, either as a

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Committee or together with the other independent directors (as directed by the Board), determine and approve the CEO’s compensation level based on this evaluation.
(b)	Annually review and make recommendations to the Board with respect to non-CEO executive officer compensation.
(c)	Subject to provisions of specific plans, and subject to other board directions or interpretations in this regard monitor the administration of the Company’s equity based-plans as in effect and as adopted from time to time by the Board or the shareholders.
(d)	Review and approve any stock option award or any other type of award as may be required for complying with any tax, securities, or other regulatory requirement, or otherwise determined to be appropriate or desirable by the Board.
(e)	Perform such other functions and have such other powers consistent with this Charter, the Company’s Bylaws and governing law as the Board may deem appropriate.
(f)	Produce a Committee report on executive officer compensation as required to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.
(g)	Prepare and issue the evaluation required under “Performance Evaluation” below.

IV. Performance Evaluation

The Committee shall annually, at the meeting of the board immediately following the annual shareholder meeting, review and assess the adequacy of this Charter and recommend any proposed changes to the Board for approval. The Committee shall also perform an annual evaluation of its own performance, which shall compare the performance of the Committee with the requirements of this charter. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

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APPENDIX C

CHARTER OF THE NOMINATING COMMITTEE OF SONIC SOLUTIONS

AUTHORITY AND PURPOSE

The Nominating Committee of Sonic Solutions (the “Company”) is appointed by the Company’s Board of Directors (the “Board”) to assist the Board in selecting nominees for election to the Board and to monitor the composition of the Board. The Nominating Committee (the “Committee”) shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe.

The purpose of the Committee shall be to assess the performance of the Board and to make recommendations to the Board from time to time, or whenever it shall be called upon to do so, regarding nominees for the Board. All powers of the Committee are subject to the restrictions designated in the Corporation’s Bylaws and by applicable law.

COMMITTEE MEMBERSHIP

The Committee members (the “Members”) shall be appointed by the Board and will serve at the discretion of the Board. The Committee will consist of at least 2 members of the Board. Alternatively, the Board may designate that the Nominating Committee’s responsibilities be discharged by another board committee in which case the provisions of this charter shall apply to that committee when acting as the Nominating Committee.

The Nominating Committee (the “Committee”) shall be composed of members of the Corporation’s Board of Directors (the “Board”) but shall not include any of the following: (i) employees of the Corporation, (ii) nonemployee officers of the Corporation that are among the five individuals most highly compensated by the Corporation as reflected in the Corporation’s most recent securities filings, or (iii) beneficial owners, directly or indirectly, of more than 50% of the voting power of the Corporation. Unless otherwise directed by the Board, each Member shall serve until such Member ceases to serve as a member of the Board, or until his or her successor has been duly appointed by the Board.

DUTIES AND RESPONSIBILITIES

The duties of the Committee shall include, without limitation, the following:

(a)	Monitoring the size and composition of the Board.
(b)	Considering and making recommendations to the Board with respect to the nominations or elections of directors of the Corporation.
(c)	In considering potential new directors and officers, the Committee will review individuals from various disciplines and backgrounds.

A review is also to be made of the activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent service on the Board. In making its selection, the Committee will bear in mind that the foremost responsibility of a director of a Corporation is to represent the interests of the stockholders as a whole.

The Committee shall periodically review and reassess the adequacy of this Charter and propose any changes to the Board for approval.

CONDUCT OF BUSINESS

The Committee shall conduct its business in accordance with this Charter, the Corporation’s Bylaws and any direction by the whole Board of Directors. The Committee shall report to the Board on its activities from time to time and, specifically, at the Board meeting immediately following the close of the Company’s fiscal year at which the date and agenda for the annual shareholders’ meeting is set. At that meeting the Committee will recommend to the Board the persons who will be the nominees of the Board of Directors for the election of whom the Board will solicit proxies. As part of this process, the Committee will consider candidates recommended by stockholders of the Corporation.

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MEETINGS

The Committee will meet at least once each year. If the board has designated another board committee to serve as the Nominating Committee, then meetings of the Nominating Committee may be combined with meetings of that committee.

MINUTES

The Committee will maintain written minutes of its meetings, which minutes will be maintained with the books and records of the Company.

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Mark Here for Address Change or Comments
PLEASE SEE REVERSE SIDE

Please mark your votes as indicated in this example X

The board of directors recommends a vote FOR Item 1.

Proposal 1 - ELECTION OF DIRECTORS

	FOR ALL	WITHHELD FOR ALL
Proposal 1	☐	☐

Nominees:

01. Robert J. Doris
02. Peter J. Marguglio
03. R. Warren Langley
04. Robert M. Greber
05. Mary C. Sauer

WITHHELD FOR: (Write that nominee's name in the space provided below).

____

Please complete, date and sign this proxy and mail it promptly in the enclosed envelope to assure representation of your shares.

Signature ____________________ Signature ____________________ Date ____________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please have an authorized officer sign and indicate the full corporate name. If a partnership, please sign in partnership name by an authorized person.

▲ FOLD AND DETACH HERE ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SONIC SOLUTIONS

The undersigned shareholder of Sonic Solutions hereby appoint(s) David C. Habiger and Paul F. Norris, or either of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to vote as designated on the reverse side, and in their discretion, upon such other business as may properly be presented to the meeting, all of the shares of SONIC SOLUTIONS which the undersigned shall be entitled to vote at the Combined 2006 and 2007 Annual Meeting of Shareholders to be held on June 12, 2008 at 11:00 a.m., Pacific Daylight Time, at 101 Rowland Way, Suite 110, Novato, California, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS ON THE REVERSE SIDE. The proxy holders in their discretion may cumulate votes for the election of directors. This proxy may be revoked at any time prior to the time it is voted by any means described in the accompanying proxy statement.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲